EXHIBIT 10.5


                              FTC COMMERCIAL CORP.

                              FACTORING AGREEMENT

TO:      J. LINDEBERG USA, LLC                               DATE: JULY 28, 2008
         150 W. JEFFERSON BLVD.
         150 W. Jefferson Blvd.
         LOS ANGELES, CA 90007

Ladies and Gentlemen:

         This Factoring Agreement (this "AGREEMENT") sets out the terms, provisions and conditions on which FTC Commercial Corp. ("we") will act as your factor.

1.       PURCHASE, ASSIGNMENT AND APPROVAL OF ACCOUNTS; SET-UP FEE; INVOICES:

         We hereby agree to purchase from you and you hereby agree to sell to us as absolute owner all accounts receivable created by your sales of goods to or performance of services for Customers which are approved by us, in amounts approved by us, without recourse to you, except as set forth herein, for the insolvency of the Customer thereon after the goods or services have been actually delivered to and finally accepted by such Customer without claim or dispute. An "account receivable" or "account" means any right to payment of a monetary obligation due from a Customer for sales of goods or performance of services to such Customer, whether performed or yet to be performed. Our purchase of an account shall be effective as of the date of its creation without any further act or instrument. This Agreement applies to all accounts heretofore or hereafter purchased by us from you.

         You will tender to us for our prior approval orders from Customers except those which we have agreed in writing that you may exclude. We may, in our sole discretion, approve all or a portion of any such orders or reject any such orders. No credit approval shall be effective unless in writing and unless the goods are delivered or the services performed within the time specified in the written credit approval or, if no such time is specified, within thirty (30) days of our approval. Your normal terms of sale are net 8/10 EOM and/or net 30 and do not exceed sixty (60) days. Our credit approvals are based on your normal terms of sale. You agree to notify us if you offer Customers terms longer than the terms noted above. We may from time to time condition our credit approval for certain Customers on terms shorter than your normal terms and you agree to abide by those shorter terms. We may, in our sole discretion, at any time prior to the delivery of goods or the performance of services by you revoke our approval of any Customers or any particular order or reduce the maximum amount of goods or services which you may sell to or perform for or bill to any Customer, and such revocation or reduction shall not render us liable to you or any other person or entity for any loss or damage sustained by reason thereof.

         A Customer shall be deemed insolvent if: (a) the Customer makes a general assignment for the benefit of creditors; (b) the Customer convenes or causes to be convened a meeting of its creditors or principal creditors or takes advantage of the insolvency laws of any State; (c) a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed by the Customer; or (d) a case is commenced or a petition in bankruptcy or for an arrangement or reorganization under the Federal Bankruptcy Code is filed against the Customer or a custodian or receiver (or other court designee performing the functions of a receiver) is appointed for or takes possession of the Customer's assets or affairs or an order for relief in a case commenced under the Federal Bankruptcy Code is entered and such appointment is not vacated or such petition or proceeding is not dismissed within sixty (60) days after such appointment, filing, or institution. Notwithstanding the foregoing, insolvency shall not be deemed to have occurred when caused by armed conflict, terrorism, or resistance thereto or because of any act of God or a public enemy or because of the requirements of law or of rules, orders or regulations having the force of law.

         In the event we do not credit approve an order received by you from a Customer and, in connection therewith, we furnish you with information as to the credit standing of the Customer or the reason for our declining such credit, such information shall be deemed to be privileged communication and shall not be given by you or your employees or representatives to such Customer.

         You shall pay us a one-time set-up and integration fee of No Dollars ($0) for setting you up in our system (including establishment of the Reserve in SECTION 3 below).

         All invoices for merchandise sold or services rendered shall be prepared by you and shall contain such terms of sale and provisions for disputes as are acceptable to us, including, but not limited to, provisions that provide for arbitration, attorney fees, jurisdiction in Los Angeles, California and the application of California law,. No change from the original terms of sale as approved by us shall be made without our prior written consent. Each invoice for merchandise sold or services rendered shall bear a notice that such invoice has been assigned to, and is owned by and payable directly and only to us, all as further described in SECTION 6 of this Agreement. You agree that you shall submit to us electronically in a format acceptable to us immediately after the shipment of goods or performance of services copies of all invoices sent to Customers, accompanied by duly executed confirmatory assignment schedules and such other information, proof, evidence or documents as we, in our discretion, may request from time to time, including, without limitation, electronic or computer data as shall, in our sole judgment, satisfactorily confirm and substantiate the creation of an account receivable, together with carriers' original shipping or delivery receipts or other evidence of shipment suitable to us showing the delivery of goods or services covered by each invoice. The issuance of or any billing by you of bills or invoices in accordance with this
SECTION 1 shall constitute an assignment thereof to us for the accounts receivable represented thereby, whether or not you execute any other specific instrument of assignment.

         You will be given a grace period of ninety (90) days from the Effective Date (defined in SECTION 16 below) to commence submitting invoices electronically, and thereafter, if invoices are not submitted electronically, we shall be entitled to charge you an additional


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factoring  commission  on each  invoice  in an  amount  equal to one half of one percent (0.5%) over the factoring commission provided in SECTION 24.

2.       PAYMENT FOR ACCOUNTS; ADVANCES:

         The purchase price of accounts purchased by us hereunder shall be the net amount thereof (as defined below), less the amount of our factoring commissions (as set forth in SECTION 24 below). For purposes of this Agreement, "net amount" shall mean the gross invoice price (or, in the absence of an invoice, the gross amount charged to a Customer) less returns, allowances and discounts granted to or taken by a Customer, calculated on the shortest or longest terms (as we may elect in our sole discretion). We shall remit to you, or we may credit the Factoring Account (as defined in SECTION 3 below) with, the purchase price of an account receivable, LESS (i) factoring advances, (ii) the Reserve in SECTION 3 below, (iii) interest, (iv) Charges AND LESS (v) any amount thereof which is subject to claim or dispute by the Customer thereon, after crediting the amount of payment received from such Customer to such Customer's account. We shall remit to you, or we may credit the Factoring Account with, the purchase price of any account receivable which has been credit approved by us and which is not subject to claim or dispute by the Customer, less factoring commissions, factoring advances, the Reserve, interest and Charges one hundred twenty (120) days after maturity of the related account receivable (on the longest terms of that account receivable). The term "Charges", as used herein, shall mean all charges, fees (including wire fees), liabilities for repurchases, costs and expenses (including, without limitation, postage on invoices and all expenses and costs from time to time hereafter incurred by us during the course of periodic examinations of your books and records, and operations, plus per diem charges at our then standard rate per person, per day, for our examiners in the field and office) and all other amounts and items authorized or to which we may be entitled hereunder.

         Upon your request, we may, in our sole discretion, make factoring advances against accounts receivable purchased by us. Outstanding factoring advances under this Agreement shall not at any time exceed the maximum factoring advances amount, which shall be defined, as of any date of determination, as an amount equal to (i) up to eighty-five percent (85%) of the purchase price of all accounts purchased from you by us from time to time pursuant to this SECTION 2 less (ii) such reserves as we in our sole discretion elect to establish, including, without limitation, additional reserves for concentration accounts, disputed accounts, and non-disputed accounts. Notwithstanding any provisions herein to the contrary, the maximum factoring advances amount shall not at any time exceed an amount equal to up to One Million Five Hundred Thousand Dollars ($1,500,000.00) LESS the aggregate amount of then outstanding inventory loans to you under the Inventory Loan Facility Agreement between you and us dated July 28, 2008. Unless we agree in writing, we shall not make a factoring advance to the extent such factoring advance would cause the aggregate amount of factoring advances then outstanding to exceed the maximum factoring advances amount (any advances in excess of the factoring advances amount are referred to as "over advances"). If nevertheless at any time over advances exist, then upon our request you shall immediately pay to us, or we may charge the Factoring Account with, such amount as may be necessary to repay such over advances. If at any time during a month any over advances exist, the interest rate charged on all obligations outstanding at any time during such month (including outstanding over advances) will be three percent (3.0%) above the variable interest rate outlined in SECTION 24. Amounts owing by you under this SECTION 2, other than over advances, may be repaid and made available again to you at any time prior to the earliest of (i) acceleration of the obligation pursuant to SECTION 17 or
(ii) the termination date of this Agreement.

3.       RESERVE REQUIREMENT:

         Fifteen percent (15%) of all unpaid accounts purchased by us and one hundred percent (100%) of all accounts which are disputed or which you may be obligated to repurchase (including, without limitation, any "client's risk account" as defined in SECTION 4) shall be held by us as cash collateral
(hereinafter the "Reserve") against which we may at any time charge any liability you may now or hereafter owe us, directly or indirectly. We shall have the right to change the percentage of unpaid accounts at which the Reserve will be maintained at any time without notice to you as we in our sole discretion shall deem necessary for our protection. Should any notice of termination of this Agreement be sent by either you or us or should we terminate without notice as provided for under this Agreement, then we may hold one hundred percent (100%) of all unpaid accounts in the Reserve. We may, in our sole discretion, withhold additional reserves from any payment to you should we have reason to believe objection to the amount owed may be raised by a Customer, another creditor, a trustee, a court of competent jurisdiction, any government entity or other third party. The Reserve required hereunder shall be maintained with us in an account designated as the "Factoring Account."

4.       CLIENT'S RISK ACCOUNTS:

         Unless we otherwise agree in writing, you hereby agree to sell to us as absolute owner and we hereby agree to purchase from you all accounts receivable (excluding accounts receivable payable by COD or credit card) created by your sales of goods to or performance of services for Customers not approved by us or which are offered to us at or after their maturity, which shall be known as "client's risk accounts." Any client's risk account purchased by us shall be with recourse to you for the full amount thereof. You shall repurchase any client's risk account from us immediately upon our request, whether or not such account has matured. Should our purchase of the accounts of Customers approved by us result in any indebtedness of such Customer to us in an amount in excess of the amount of credit approved by us, then such amount in excess shall be treated between us as a client's risk account, and at our request you shall reimburse us such amount in excess, but we shall not return such account to you until it is paid in full. Any payment received by either of us from any source on account of a Customer, regardless of how designated, shall be applied first to the reduction of the credit risk assumed by us as to such Customer. If you purchase or lease from a Customer goods or services and the Customer claims a right of set-off, then the accounts arising from sales to such Customer shall also be client's risk accounts. Any change of terms of sale without our prior written consent shall make a credit approved account a client's risk account. In the event that monies shall, at any time be owing from a single account debtor for both accounts which have been approved by us and client's risk accounts, all payments received will be first applied to accounts approved by us. If, without our prior written consent, you demand, collect, sue for or take any action with respect to any monies and/or proceeds due or to become due on any accounts owing by a Customer, then any outstanding accounts receivable owing by such Customer which have been approved by us shall automatically convert to client's risk accounts and immediately upon such conversion, regardless of any prior credit approval, we shall have no credit risk with respect to any such outstanding accounts receivable owing by such Customer. Each account receivable factored by you with us must be assigned to and purchased by us within ten (10) calendar days from the actual date the merchandise is shipped to the Customer thereon and


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before the account receivable becomes past due under the original terms of sale.
If an account  receivable is not assigned to and purchased by us within such ten
(10) calendar day period and such account receivable has been credit approved by us, such credit approved receivable shall automatically convert to a client's risk account and immediately upon such conversion, regardless of any prior credit approval, we shall have no credit risk with respect to such account receivable. In addition, if we make advances to you against the purchase price of client's risk accounts, we shall have the right to reserve the full amount of any such client's risk account which is not assigned to and purchased by us within the ten (10) calendar day period described above. You agree to furnish us with copies of purchase orders, invoices and/or proofs of shipment or delivery within two (2) Business Days of our request therefor. If you fail to provide us with a copy of the purchase order, invoice and/or proof of shipment or delivery for an account receivable which has been has been credit approved by us within such two (2) Business Day period, such credit approved receivable shall automatically convert to a client's risk account and immediately upon such conversion, we shall have no credit risk with respect to such account receivable.

5.       TITLE AND SECURITY INTEREST:

         Delivery to us either of an invoice or copy thereof or of electronic or computer data evidencing an account, upon our acceptance and purchase thereof, shall transfer and convey to us (i) title to such account and its proceeds, (ii) all your rights and interests in the goods sold or services performed with respect thereto, (iii) all of your rights and powers under any sales or other contract therefor and (iv) all of your rights as unpaid seller, including the rights of replevin, reclamation and stoppage in transit, subject to no lien or encumbrance whatsoever, other than Permitted Liens. Upon our request you shall deliver to us all documents of title in your control relating to such goods. Notwithstanding your failure to deliver to us either an invoice or copy thereof or electronic or computer data evidencing an account, as security for your obligations under this Agreement and as security for the prompt repayment of any or all of your indebtedness to us, whether now existing or hereafter incurred, including, without limitation, any advances made by us to you and any indebtedness arising from your purchase of goods or services from any client of ours where the account arising from such purchase has been sold to us, and to protect us in the event that for any reason we are not deemed to purchase any of your accounts, you hereby pledge and assign to us and grant to us a security interest in, subject to no encumbrance whatsoever, all your right, title and interest in and to the following property, whether presently existing or owned or hereafter created, acquired or arising and wherever located, all proceeds (including insurance proceeds) and products thereof, including without limitation refunds and credits, and all guaranties thereof, and all books, records, data and documents relating thereto, in written, electronic or other form, and all substitutions, additions and replacements therefor (collectively, the "Collateral"): (i) all your accounts and accounts receivable; (ii) all of your rights as an unpaid seller, including without limitation rights to returned or repossessed goods, replevin, reclamation, stoppage in transit, supporting obligations and letter of credit rights, (iii) all your merchandise, goods inventory and items of inventory, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same, in all stages of production, from raw materials through work-in-process to finished goods, and all additions and substitutions to, replacements of, and documents covering any of the foregoing; (iv) all your instruments, documents, chattel paper, general intangibles, chooses in action, proceeds, contracts, distributions, dividends, refunds and rights to refunds (including, but not limited to local, state and/or federal tax refunds), judgments, claims, insurance claims, insurance policies, any right to payment of any nature, intellectual property rights or licenses, contract rights, licenses, permits, owned trademarks, owned trade names, owned trade styles, patents, patent applications, design patents, copyrights, registrations, software, deposits, deposit accounts security deposits and securities, any other of your rights or assets customarily or for accounting purposes classified as general intangibles, and all documentation and supporting information related to any of the foregoing; (v) all balances, created balances, reserves (including, without limitation, the Reserve), deposits, debts or any other amounts or obligations owing by us to you, including, without limitation, any rebates and any other amounts owing pursuant to this Agreement, whether or not due; and (vi) all your equipment, furniture, machinery, fixtures and motor vehicles (including tires, accessories, spare and repair parts, and tools), all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein. We shall have the right to sell all or any portion of the Collateral at public or private sale, the right to collect and take control of any proceeds of all or any portion of the Collateral, and all other rights and remedies of a secured party under the UCC.

         You will on our request execute such further assignments, conveyances, financing statements and other written instruments as we may reasonably request to perfect our title and security interest in the Collateral.

         We shall have all rights of a secured party under the UCC with respect to the Collateral. To the extent authorized by law, including the UCC, you authorize us to file, without your signature, or to sign your name as debtor on, financing statements and amendments thereto and continuations thereof, in order to create or maintain the security interests granted to us in this Agreement.

         You hereby grant to us a fully paid-up, non-exclusive license (the "License") to use all of the trademarks and trade names owned by you in connection with any sales of inventory by us made pursuant to the terms of this Agreement. The grant of the License shall be irrevocable, but shall terminate concurrently with the repayment in full by you of all obligations and the termination of this Agreement. You agree to use your best efforts to obtain the consent of your licensors, if any, to permit us to sell inventory otherwise subject to a license in the manner and to the extent permitted to you under the applicable license agreement.

6.       NOTICE OF ASSIGNMENT AND COLLECTIONS:

         You shall do all billing on accounts, and all invoices for accounts shall bear the following legend, or such other legend as we from time to time in our sole discretion may request:

         "This account has been assigned to and is owned by FTC Commercial Corp. Payment of this account must be made in Par U.S. Funds directly to FTC Commercial Corp., P.O. Box 51228, Los Angeles, CA 90051-5528. If this bill is not found to be correct in all respects, FTC must be notified at once."

         We may at any time in our sole discretion give notice of any sale to any person. Should you receive any payment, in any form, from any account debtor or otherwise with respect to any account, you shall promptly notify us of such payment and shall immediately forward the payment to us in the identical form in which it was received by you. We shall have the right to charge you a fee for any such payment that you fail to remit to us; provided, however, that the charging of such fee shall in no way constitute our consent to or


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condoning  of your failure to remit such payment to us and shall in no way limit our respective rights hereunder with respect to your failure to remit such payment to us. The current amount of such fee is Twenty-Five Dollars ($25.00) for each payment that you fail to remit to us. We may change the amount of such fee from time to time upon notice to you; however, our failure to give you such notice does not impair our ability to institute any such change. If necessary to protect our title or security interest or if requested by us, each page of your books of accounts receivable or duplicate invoices shall show thereon a notation that the accounts therein have been sold to us.

7.       RETURNED GOODS:

         Should any goods billed to an account purchased by us either be rejected or returned or be recovered by you through the exercise of the rights of replevin, reclamation or stoppage in transit, or in any other way (the "recovered goods"), you shall immediately pay to us the price we paid you for such account. Until receipt by us of such purchase price, you shall hold the recovered goods in trust for us at your own risk and expense, and you shall segregate the recovered goods from all other goods and shall clearly mark the recovered goods as our property. Upon our request you shall deliver to us all documents of title in your control relating to the recovered goods. In addition to our rights and remedies provided in SECTION 5 with regard to the Collateral, we may take possession of and sell the recovered goods at public or private sale at your expense for the purpose of paying your obligations to us. Such sale shall extinguish your indebtedness to us only to the extent of the net proceeds of the sale (after payment of costs and expenses including, but not limited to, reasonable attorneys' fees). Should you or your agent grant any allowance or rebate, you shall immediately pay us the full amount of such allowance or rebate.

8.       DEDUCTIONS AND DISPUTES:

         Should any Customer fail or refuse to pay us the full amount of any invoice or account or request an adjustment because of any claim or dispute based on alleged shortage, defects, noncompliance or failure to deliver, set-off or for any other reason other than the Customer's insolvency, you shall immediately notify us and shall adjust any such dispute or claim at your own expense. When we first have knowledge of a deduction, claim or dispute we will give you all information we have pertaining to it, but we shall have no further responsibility to assist you in settling it. We may permit you thirty (30) days (or sixty (60) days in the case of an alleged failure to deliver) from the earlier of the date we send you notice of a deduction, claim or dispute or the date you otherwise learn of such deduction, claim or dispute to effect a settlement. Notwithstanding the foregoing or any other extension or leniency which we may grant, if at any time we, in our sole judgment and discretion, deem it necessary for our protection, you shall on our demand repurchase a disputed account or claim from us. We may at any time set off or charge the claimed or disputed amount of any account, or any part thereof, or the amount of any client's risk account, or any part thereof, against the Sums (as defined in SECTION 14 below), the Reserve, the Collateral or any other property of yours which we hold. You will indemnify us for and hold us harmless from any liability for or expense (including without limitation reasonable attorneys' fees) on account of any deduction or claim of any Customers arising from a merchandise dispute or claim. Any adjustment or credit to an account by you shall be immediately communicated to us, and you shall forward to us immediately an amount equal to the difference between the amount of the account before adjustment and its adjusted outstanding balance. Should notice of termination of this Agreement be sent by either you or us for any reason, you shall immediately repurchase all disputed accounts and client's risk accounts from us from us and pay us the price we paid you for those accounts. After we have demanded that you repurchase an invoice or account from us under this SECTION 8, we shall not thereafter be obligated to again purchase such invoice or account from you unless we elect to do so after you have resolved all deductions, claims and disputes affecting it.

         You shall promptly give notice to us promptly of the occurrence of any of the following events: (i) rejection, return, repossession or loss of any goods in connection with any account; (ii) damage to any such goods; (iii) any request by the Customer for credit or adjustment of an account; (iv) any readjustment by you of the amount owing on an account; (v) any Customer dispute or any other event affecting or involving the value or amount of an account;
(vi) you receive knowledge of any adverse change in the financial condition of any Customer; (vii) final payment is not received by you or a final payment is reversed for any reason whatsoever upon any check, draft, note or other instrument (negotiable or otherwise) submitted to you by any Customer; (viii) any Customer requests from you (A) a modification in the terms of payment of any such account or (B) an extension of or modification in the Customer's obligation to make payment thereunder.

         You acknowledge that we, as owner of the accounts receivable, shall have the right to: (a) bring suit, or In any way allowed by law enforce collection, in your name or ours; (b) modify the terms of payment, (c) settle, compromise or release, in whole or in part, any amounts owing, and (d) issue credits in your name or ours. To the full extent applicable and allowable, you waive any and all claims and defenses based on suretyship.

9.       REPURCHASE OF ACCOUNTS:

         When you become obligated to repurchase an invoice or account, you shall thereupon be liable to us for the net amount thereof, and it shall not be necessary for us to tender such invoice or account to you until you have paid us. We may retain such account and will have a security interest therein as security for your obligation to pay the repurchase price of the account to us, and we may sell any such account at public or private sale, collect and take control of any proceeds of any such account, or exercise any other remedy available to us as a secured party under the UCC and apply the net proceeds of the disposition of any such account after payment of costs and expenses (including without limitation reasonable attorneys' fees), to the satisfaction of the repurchase price due to us or to satisfy any other of your obligations to us.

10.      EXCESS CREDIT MEMORANDA AND OVERPAYMENTS:

         In the event that you for any reason whatsoever issue in favor of any Customer a credit memorandum relating to a specific account that is in excess of the amount due on such account or in the event that we for any reason whatsoever receive payment on an account from any Customer in an amount that is in excess of the amount due on such account, and such credit memorandum or overpayment is subsequently remitted to you by us, then you hereby agree to indemnify us for and hold us harmless from any and all claims, suits, proceedings, penalties, assessments, costs and expenses of whatever kind and description (including without limitation reasonable attorneys' fees)arising from or relating or incident to the holding and remittance of credit memoranda and overpayments


                                 4 of 13 pages
pursuant to this SECTION 10, including, without limitation, any and all claims, penalties and assessments made or asserted by any Customer, by any federal, state or local governmental body, agency or taxing authority, or by any other person or entity.

11.      REPRESENTATIONS, WARRANTIES, AND COVENANTS:

         By indicating your acceptance of this Agreement you represent, warrant and covenant that:

         a) you currently are, and during the term of this Agreement shall continue to be, a corporation, limited liability company, partnership, proprietorship or other form of entity duly organized, validly existing and in good standing under the laws of the state or jurisdiction of your organization or incorporation, or conducting business as a sole proprietorship in compliance with applicable law; you currently are, and during the term of this Agreement shall continue to be, duly qualified and in good standing in every other jurisdiction in which the conduct of your business or the ownership of your property makes such qualification necessary under applicable law; and your exact legal name is set forth in this Agreement, including, but not limited to, the signature page.

         b) the execution, delivery and performance of this Agreement have been duly authorized by all required action on your part, are within your organizational powers and are not in contravention of any law, rule or regulation, the terms of your charter or any judgment, indenture, agreement or undertaking to which you are a party or by which you or any of your property is bound; the person executing this Agreement on your behalf has been duly authorized to do so; this Agreement is a valid and binding legal obligation of yours, enforceable in accordance with its terms except as may be limited by laws affecting creditors' rights generally and general principles of equity.

         c) you have, and during the term of this Agreement will continue to have, good title to the Collateral, including without limitation all accounts, free and clear of any liens, encumbrances, and rights of third parties, except for our rights as a secured party as set forth in this Agreement and except for the Permitted Liens; you are and during the term of this Agreement shall be the owner of all your goods and inventories, and, without our prior written consent, you shall not create or suffer to exist any lien or encumbrance on, or any security interest in, any of your goods or inventories, or on or in any other of the Collateral, except for the Permitted Liens.

         d) each account sold to us under or pursuant to this Agreement shall: (i) represent a bona fide, genuine, valid, uncancelled, unexpired and completed sale of goods by you, or performance of services by you, in the ordinary course of your business to a Customer which is not affiliated with you; (ii) be in full compliance with the terms, conditions, and specifications of the Customer as you and the Customer agreed to; (iii) cover merchandise or services which have been received and accepted by the Customer without dispute or claim of any kind or nature (real or claimed), including, without limitation, claims or disputes as to price, terms, delivery, delay in shipment quantity, quality, or claims of release from liability; (iv) be for an amount certain payable in United States funds in accordance with the terms of the invoice covering said sale, which shall not be changed without our written approval; and
                  (v) be an account of which you are the lawful owner with good right and title to pledge, assign and sell the same to us subject to no encumbrances whatsoever except for the Permitted Liens

         e) the amount shown on each invoice shall be legally owing by such Customer, and payment by the Customer according to the terms of the invoice including, without limitation, payment of any applicable late fee, penalty, charge or interest, shall not violate any federal, state or local law, statute, rule or regulation.

         f) there shall be no set-off, offset, deduction, contra account, counterclaim or defense to the right to payment of the amount shown as due on each invoice; no account shall represent a delivery of merchandise upon "consignment," "guaranteed sale," "sale or return," "payment on reorder" or similar terms and no account shall represent a "pack, bill and hold" transaction.

         g) the goods sold under each such invoice shall have been delivered to the Customer or to a common carrier or, with our prior written consent, shall be held by you after billing, all in accordance with the purchase contract.

         h) the sales evidenced by each such invoice shall not violate any law, governmental regulation or order.

         i) the sales evidenced by each such invoice shall been approved by us and our approval shall not have expired or been amended or revoked by us, or such sales shall have given rise to an account that we have elected to purchase from you under
                  SECTION 4 hereof.

         j) an invoice shall have been delivered to the Customer showing that the account has been sold to and is payable to us.

         k) you have identified to us: (i) the state or other jurisdiction in which you are organized; (ii) the address and telephone number of your principal executive office; (iii) the addresses and telephone numbers of all of your other business addresses and all other locations where your inventory may be located prior to delivery to your Customers; (iv) the name, facsimile number and e-mail address of your chief executive officer; and
                  (v) all trade names, trade styles or other assumed or fictitious business names (sometimes referred to as "DBA" or "doing business as" names) that you use; you will advise us in writing if you commence using any other trade names, trade styles or other assumed or fictitious business names; and upon our request therefor, you will provide to us evidence of your registration of all such names in all jurisdictions in which registration is required by law.

         l) you will notify us in writing at least thirty (30) days prior to the occurrence of a change of your state or jurisdiction of organization or a change of the location of your principal executive office.

         m) you will keep adequate and proper books and records showing all sales, claims, allowances, and losses on goods sold (the "Books and Records"); you will permit us and any agents or representatives designated by us to visit and inspect: (i) any of the Books and Records, whether in paper, electronic, or any other media form; and (ii) all correspondence, papers, documents and any other writings or information, whether in paper, electronic, or any other media form, relating to the Books and Records or to your other properties, including without limitation any of the Collateral and all of your financial and accounting records (the "Other Information"); moreover, you will permit us and any agents or representatives designated by us to make copies, whether in paper, electronic, or any other media form, and take extracts of the Books and Records and the Other Information, as we deem in our sole discretion to be necessary, and to discuss your affairs, finances and business with your officers and independent public accountants, at such reasonable times during the normal business hours and as often as may be reasonably requested, as we


                                 5 of 13 pages
                  deem  in  our  sole  discretion  to  be  necessary;   and  you
                  acknowledge that we intend to make such inspections from time to time but are under no obligation to do so.

         n) you are solvent; there has been no material adverse change in your financial condition as reflected in the financial statements last delivered to us, nor do such statements fail to disclose any fact or facts which materially affect your financial condition or results; and there is no litigation, action by a governmental entity (such as tax authorities), or other proceeding, pending or threatened ("Materially Adverse Action"), which can reasonably be expected to have a material adverse affect on your financial condition or properties, including, without limitation, the Collateral; you will advise us immediately if there is any material adverse change in your financial condition or if there is any Materially Adverse Action, pending or threatened.

         o) you are and will remain in compliance with all applicable laws, regulations and ordinances.

         p) you shall use advances to you under SECTION 2 of this Agreement for working capital purposes only.

12.      FINANCIAL STATEMENTS:

         Annually, within ninety (90) calendar days after the close of your fiscal year, you shall furnish us with your balance sheet and related statement of profit and loss and summary of statement of cash flows of such year (the or your "Annual Financial Papers"), prepared in accordance with generally acceptable accounting principles consistently applied. The Annual Financial Papers shall be certified or reviewed as to their correctness by an independent certified public accountant who is acceptable to us, or, if your Annual
Financial Statements are not prepared by an independent certified public accountant, they shall be certified by your chief executive officer or chief financial officer. You shall, from time to time, furnish us with interim statements of condition and other financial information as we may reasonably require in our sole discretion

13.      TAXES:

         Should any excise, sale, use or other tax or levy be imposed by any federal, state, local or other authorities requiring deduction or withholding from the proceeds of sale or account, or if any Customer is authorized to withhold or deduct such tax or levy, then you shall immediately pay us (or the appropriate governmental entity, with prompt proof to us) the amount of any tax or levy so withheld, and you will indemnify us for and hold us harmless from any loss or expenses on account of such tax.

14.      SET OFFS; STATEMENTS:

         Any and all sums now or hereafter owed by us to you or deposited by you with us (the "Sums") shall at all times constitute security for any and all sums and liabilities you may now or hereafter owe us. We may bill you for, and we may apply or set off the Sums and/or the Reserve against any sums or liabilities you owe us at any time (including, without limitation, the amount of any outstanding advances, accrued but unpaid interest thereon, factoring commissions, and Charges), with or without notice, whether or not such sums or liabilities you owe us are then due. If you purchase goods or services from any of our other clients and the receivables arising from such purchases are sold to or acquired by us, then we may at any time without notice to you set off the balance due us on such receivables against the Sums and/or the Reserve. If we make any payment or incur any liability to any third party under any factor guarantee, supplier guarantee, or in any other way with respect to any of your obligations to any third party, we may at any time, with or without notice, apply or set off the Sums and/or the Reserve against such payment or liability, require you to reimburse us immediately for any such payment or liability made by us, or otherwise charge you for such payment or liability.

         We will provide you with a monthly statement of your account as of the closing of business on the last day of each calendar month or such other closing date as we and you shall agree upon. Unless we receive written notice from you of any specific objection to such statement within thirty (30) calendar days of the mailing or transmission thereof, such statement shall be deemed an account stated and conclusive and binding on you.

15.      BREACH OF WARRANTY AND AGREEMENTS:

         Should you breach or fail to perform any of your material obligations or liabilities under this Agreement, or should you at any time breach any material representation, warranty, and/or covenant made by you under SECTION 11 of this Agreement, then you will on our demand (i) immediately repurchase from us all accounts then held by us which were purchased from you by paying us the full amount thereof with interest at the highest legal rate from the date of our demand, and (ii) pay all costs associated with the collection of such amounts, including, without limitation, reasonable attorneys' fees and court costs if collected by or through an attorney-at-law. Our forbearance, consent to a deviation from the terms hereof, or failure to exercise any right or power arising because of a breach by you under this Agreement shall not constitute a waiver as to that breach or any subsequent breach, whether or not we know about such breach, unless such right or power shall have been expressly waived by us in writing. Our election to have you repurchase any accounts from us shall be in addition to and not in lieu of all other rights and remedies to which we may be entitled under this Agreement or at law or equity or otherwise.

16.      OFFER AND ACCEPTANCE:

         This  writing is an offer by us to you which shall  remain open for ten
(10) days from the date first above written, but after ten (10) days from said date your acceptance hereof shall be deemed a counteroffer to us which we can accept or reject. Upon your acceptance hereof or our acceptance of your counteroffer, then this Agreement shall constitute the sole agreement between us concerning our purchase of your accounts effective as of the date first above written (the "Effective Date") and shall supersede all prior agreements between us on the subject hereof. Your acceptance hereof shall be made by your execution and delivery of this Agreement to us at our office in Los Angeles, California, and our acceptance or rejection of your counteroffer will be made at our office in Los Angeles, California.

17.      TERMINATION:

         Either of us may terminate this Agreement at any time after the Initial Period (the sixty (60) calendar day commencing on the Effective Date) for any reason whatsoever by giving the other at least sixty (60) calendar days prior written notice. In addition, we may terminate this Agreement at any time without notice to you should any of the following events (each an "Event of Default") occur:


                                 6 of 13 pages

         (a)      you fail to pay any of your indebtedness to us when due;

         (b)      you   breach   any   of   your    obligations,    liabilities,
                  representations, warranties or covenants under this Agreement;

         (c) any guarantor of any of your obligations and liabilities to us (each a "guarantor") breaches any of his, her or its obligations, liabilities, representations, warranties or covenants under any guaranty to us;

         (d) you, any guarantor or any of your affiliates breach any of your, his, her or its representations, warranties or covenants under any other agreement between you, any guarantor and/or any of your affiliates and us or any document or instrument to us or for our benefit;

         (e) you or any guarantor make an assignment for the benefit of creditors;

         (f) you or any guarantor make any transfer in bulk and not in the ordinary course of business of a major part of your or his, her or its materials, supplies, merchandise, or other inventory;

         (g) you or any guarantor abandon or cease to operate you or his, her or its business;

         (h)      you  or  any  guarantor  dissolve,   liquidate,   die,  merge,
                  consolidate, reorganize or change your or his, her or its type of organization or jurisdiction of organization;

         (i) you or any guarantor apply to any tribunal for the appointment of a custodian, receiver, or any trustee for you or him, her or it or a substantial part of your or his, her or its assets;

         (j) you or any guarantor commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;

         (k) you or any guarantor have filed against you or him, her or it any such application or have commenced against you, him, her or it any such proceeding as described in the previous phrase;

         (l) any guarantor challenges his, her or its guaranty or seeks to terminate his, her or its guaranty;

         (m) we reasonably believe you or any guarantor to be insolvent or have experienced a material adverse change in your or his, her or its financial condition;

         (n) more than twenty-five percent (25%) of your equity securities are sold, assigned, transferred or encumbered to any one other than a current equity owner or its affiliates.

         For Events of Default (a), (b), (c), (d) and (m) above, you shall have the option to cure as follows. We shall send you a notice of default by facsimile or personal delivery. We shall not terminate this Agreement without notice to you nor exercise our other Event of Default rights if: (i) on the next business day after receiving first receiving the notice of default, you give us notice by facsimile or personal delivery that you exercise your option to cure the Event of Default ("notice to cure"); and (2) you cure the Event of Default within 30 calendar days of first receiving the notice of default. However, you shall not have any option to cure, or you shall have a period of time less than 30 calendar days to cure, if we determine in our sole discretion and in good faith that the Event of Default cannot be cured or that FTC's interests and/or rights would be affected adversely and irreversibly by you exercising the option to cure or by you having 30 calendar days to cure. If you do not have an option to cure or the Event of Default must be cured in less than 30 calendar days, we shall notify you in the notice of default we send to you.

         For Events of Default (e), (f), (g), (h), (i), (j), (k), (l), and (n) above, if you give us notice by facsimile or personal delivery of the pending or potential Event of Default ("Pending Event") 30 calendar days before the Event of Default will occur (pursuant to Section 29 of this Agreement), we may in our sole discretion but in good faith and with reasonableness (i) determine that such Pending Event is not an Event of Default, or (ii) that we waive some or all of our Event of Default rights.

         Upon the occurrence of an Event of Default, you agree to pay us interest on all of your obligations and/or liabilities to us at a rate which is six percent (6.0%) per annum above the variable interest rate payable by you pursuant to Section 24 of this Agreement. Upon the effective date of termination all of your obligations and/or liabilities to us shall become immediately due and payable in full without notice or demand, and we shall have no obligation to purchase any accounts from you, regardless of whether we previously approved any orders or accounts. The security interest granted herein shall continue in full force and effect until all of your obligations and/or liabilities to us are paid in full. In the event that you elect to terminate this Agreement other than in accordance with the provisions hereof or if we terminate this Agreement as the result of an Event of Default, you shall pay to us, and we may charge the Factoring Account with, an amount equal to twenty-five percent (25%) of the Reserve, not as a penalty but as liquidated damages to compensate us for loss of profits, recovery of expenses, and other damages resulting from such termination and/or Event of Default. You acknowledge and agree that it would be very difficult or impossible to calculate the amount of liquidated damages and that twenty-five percent (25%) of the Reserve is a fair estimation of the amount of liquidated damages. Upon payment in full of all of your obligations and/or liabilities to us, including without any limitation all interest and attorneys' fees and costs (if any) due to us, we shall terminate the security interest and remit to you the balance, if any, of the Reserve.


                                 7 of 13 pages

18.      REMEDIES:

         Upon the occurrence of an Event of Default, we shall have the right to take such action or actions (or not to take any action), at such time or times and in such manner as we in our discretion may elect, without waiving or affecting any of our rights, and in so doing may exercise all rights and remedies available to us under this Agreement and at law or equity or which otherwise may be available to us, including without limitation rights and remedies under the UCC. Notwithstanding and in addition to the foregoing, upon the occurrence of an Event of Default, we shall have the right to set off against any amounts owed by us to any of your affiliates any amounts owed by you to us, and to set off against the Sums any amounts owed by any of your affiliates to us. All of our rights and remedies shall be cumulative. In exercising our rights and remedies as a secured party, we may, without notice, demand or advertisement, all of which you waive, except for ten (10) calendar days prior notice of any sale, sell the Collateral, or any part of it, at one or more public or private sales, on any commercially reasonable terms, and at our option we may bid or become purchaser at any such sale, free of any right of redemption which you hereby waive. After payment of any costs or expenses incurred in connection with such sale (including but not limited to reasonable attorneys' fees) and all of your obligations and/or liabilities to us (in such order as we in our discretion shall determine), you shall remain liable for any deficiency.

19.      CHOICE OF LAW:

         This Agreement is made and shall be deemed to have been executed by you and us in Los Angeles, California, and is to be performed under and shall in all respects be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law principles thereof. Any terms herein which are defined in the UCC shall be given the same meaning herein as in the UCC (unless otherwise defined herein).

20.      JURISDICTION AND VENUE:

         You hereby irrevocably submit to the jurisdiction of, and you agree that any suit, proceeding or action arising from or in any way relating or incident to this Agreement or any other agreements between you and us may be brought in, any state or federal court sitting in Los Angeles County, California, and hereby irrevocably agree that all claims with respect to any such suit, action or proceeding may be heard and determined in a state court in Los Angeles County or, to the extent permitted by law, in a federal court sitting in Los Angeles County. You hereby irrevocably waive, to the fullest extent permitted by law, (i) any objections that you may now or hereafter have to the laying of the venue of any such suit, proceeding or action, and (ii) any claim or defense that you may now or hereafter have that such suit, proceeding or action has been brought in an inconvenient forum. You irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to your address specified in this Agreement. You agree that a final judgment in any such action, suit or proceeding shall be conclusive and binding upon you and may be enforced in other jurisdictions by suit upon such judgment in any court of competent jurisdiction or in any other manner or matter provided by law. Nothing in this SECTION 20 shall affect our right to serve legal process in any other manner permitted by law, nor affect our right to bring an action or proceeding against you or your property in the courts of other jurisdictions.

21.      ATTORNEY-IN-FACT:

         You hereby appoint us to be your attorney-in-fact, authorized to (i) sign and execute in your name any financing statement or amendment thereto or continuation thereof, and any transfer, conveyance or instrument in writing that may, in our sole judgment, be necessary or desirable to effect a disposition of all or any portion of the Collateral in accordance with this Agreement and applicable law, (ii) endorse in your name all checks and drafts received on an account that we own or have a security interest in, and (iii) do all other things that may, in our sole judgment, be necessary or desirable to protect our security interest in accordance with this Agreement and applicable law or to carry out the intent of this Agreement. You hereby ratify and approve, to the fullest extent permitted by law, all acts that we, as your attorney-in-fact, shall do. You further agree that we shall not be liable to you or to any other person or entity for any loss or damage resulting from any act of commission or omission, any error of judgment, or any mistake of fact or of law, by us, absent our gross negligence or willful misconduct. This power of attorney, which is coupled with an interest, is irrevocable so long as you are obligated or indebted to us.

22.      INDEMNITY:

         You hereby agree to protect, indemnify and hold harmless us and all of our directors, officers, shareholders, employees, attorneys and agents from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any third party and arising from or related or incident to this Agreement, except those resulting from or caused by our gross negligence or willful misconduct, (ii) costs and expenses incident to the defense of such claims, demands and causes of action including, without limitation, reasonable attorneys' fees and court costs, and (iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action. The indemnity contained in this SECTION 22 shall survive the termination of this Agreement.

23.      HEADINGS:

         The headings used in this Agreement are for your convenience to generally identify the subject matter of each section, but they are not a part of this Agreement and are not a representation of any kind (including, but not limited to, a representation that different subject matter does not appear or appears in a section).

24.      FACTORING COMMISSIONS; INTEREST:

         In consideration of the services and risks undertaken by us in this Agreement, you will pay us the following factoring commission and the following interest:

         FACTORING COMMISSION

         You shall pay us a commission in an amount equal to (a) eight tenths of one percent (0.80%) of the gross amount of each account receivable which is approved by us and (b) one half of one percent (0.50%) of the gross amount of each


                                 8 of 13 pages
         client's risk account receivable. Factoring commissions payable to us hereunder are based on your usual and regular selling terms which do not exceed sixty (60) days. If the selling terms on an account receivable exceed such sixty (60) day selling terms, you shall pay us an additional factoring commission equal to one quarter of one percent (0.25%) of the gross amount of such account receivable for each thirty
         (30) days or part thereof the selling terms  thereof  exceed such sixty
         (60) day selling terms. However, no such increase in terms or dating shall be granted without our prior written approval. Notwithstanding any provisions herein to the contrary, in no event shall the factoring commission paid by you be less than Three Dollars ($3.00) per invoice. In order to induce us to provide you with credit approval on certain accounts which we may not otherwise credit approve, you agree that we shall have the right to impose an additional factoring commission (a "surcharge") or other charges on any such accounts on which we deem it necessary in an amount not to exceed 3% of the gross amount of the receivable. The amount of such surcharge shall be in any amount to be determined by us in our sole discretion on any such account which you request us to credit approve and which we agree to credit approve. The accounts subject to a surcharge are those accounts where the account debtor is the subject of a pending bankruptcy proceeding, the account debtor is not adequately capitalized in our opinion or the account debtor is viewed by us (on the basis of various economic factors considered by us) as being substantially more unlikely to timely pay the account than other account debtors whose accounts are then being credit approved by us. Nothing in this SECTION 24 shall require us to credit approve any account. All factoring commissions or surcharges are due when posted and charged to the Factoring Account. Unless we agree in writing that you are not required to assign all of your accounts receivable to us, we shall have the right at any time, based on your financial statements or our inspection of your books and records, to charge the Factoring Account with the highest factoring commission outlined in this SECTION 24 on all of your accounts receivable which we determine that, contrary to the provisions of this Agreement, you have not assigned to us. You shall be responsible for submitting all accounts which have been approved by us on assignment schedules which are separate from the assignment schedules on which you sell and assign client's risk accounts to us. If you fail to submit assignment schedules for accounts which have been approved by us on schedules separate from those on which you submit client's risk accounts or if you put any client's risk accounts on an assignment schedules designated for accounts which have been credit approved by us, we shall have the right to charge you the highest commission provided in this
         SECTION 24 on each account which is incorrectly assigned or designated. An incorrect assignment or designation of an account by you shall not convert a client's risk account into an approved account.

         INTEREST

         1. Interest calculated on the basis of the Average Net Daily Outstanding (ANDO) Method shall be charged on the average net daily balance of all amounts due from you to us, and shall, unless otherwise provided herein, be payable on demand.

         2. Interest shall be based on a three hundred sixty (360) day year and shall be charged to the Factoring Account as of the last day of each month. For purposes of computing interest payable by you under this Agreement and supplement hereto, all Customer checks and other payments received by us shall be deemed applied to your indebtedness and other obligations to us three (3) Business Days after being credited to the Factoring Account in accordance with SECTION 2 above.

         3. The interest rate charged will be a variable rate equal to the Prime Rate plus one percent (1.0%) unless otherwise set forth in this Agreement. Notwithstanding the foregoing, the interest rate charged shall not be less than five and one half percent (5.50%); provided, however, than in no event will the interest rate charged exceed the maximum rate permitted by applicable law. The interest rate charged for any given month will be based on the Prime Rate existing as of the close of business on the last calendar day of the prior month. The interest rate charged for any given month will be the same from the first calendar day of that month to the last calendar day of that month.

25.      FACTORING SPECIAL PROVISIONS:

         The following are special terms and provisions which are a part of this
Agreement   and  prevail  over  any  printed   provisions  to  the  contrary  or
inconsistent therewith:

         You agree to pay all fees, costs, and expenses, including, without limitation, attorney's fees (whether incurred by in-house or outside counsel), search fees, audit fees and record filing fees incurred in connection with the preparation, documentation, negotiation, execution, amendment, modification, and administration of this Agreement and any other documents that we deem in our sole discretion to be necessary in connection with this Agreement.

         In addition to the foregoing, you agree to pay us all fees, costs, expenses (including, without limitation, attorney's fees), and costs of settlement (i) incurred in collecting upon or enforcing our rights against you or the Collateral, regardless of whether the action or proceeding is against you, a guarantor, the Collateral, a third party, or anyone else; (ii) incurred in any action or proceeding to enforce this Agreement or any of the other documents between you and us or any of our remedies hereunder or thereunder, at law or equity; (iii) incurred in collecting any payment due to us from you, any guarantor, or any other party under this Agreement or any other documents between you and us; (iv) incurred in connection with any bankruptcy proceedings of any type involving you, this Agreement, and/or the Collateral, including, without limitation, expenses incurred in modifying or lifting an automatic stay, determining adequate protection, use for cash collateral or relating to any proposed or confirmed plan of reorganization, or otherwise; and/or (v) incurred in connection with any refinancing or restructuring of the arrangements provided under this Agreement, whether in the nature of a "workout" or otherwise.

         The following amounts are our current fees for the following  services:
(a) Fifty Dollars ($50.00) for each special report you ask us to prepare specifically for you; (b) Thirty-Five Dollars ($35.00) for each domestic wire transfer we send, Twenty-Five Dollars ($25.00)


                                 9 of 13 pages
for each domestic wire transfer we receive, and Fifty Dollars ($50.00) for each international wire transfer we send or receive; (c) Two Hundred Fifty Dollars ($250.00) per account for placing for collection accounts which are client's risk accounts (or your share of our cost if an account has amounts at both your risk and at our risk) plus ten percent (10%) of any such risk account amounts collected; and (d) for each factor or supplier guaranty that we, in our sole discretion, decide to and do provide on your behalf, a fee equal to the greater of either (i) One Hundred Fifty Dollars ($150.00), or (ii) two percent (2.0%) of the face amount of such guaranty. In addition, you agree to pay us (a) other fees charged by us for incidental factoring services which are charged to all our factoring clients, and (b) other fees to which we have agreed. We may also charge you a fee (as determined by us and communicated to you from time to time) for each remittance we receive from a Customer if we are unable to apply the payment to an account receivable because such account receivable was not listed by you on an assignment schedule of accounts receivable submitted by you to us; our current fee for each such remittance is Twenty-Five Dollars ($25.00). Notwithstanding the foregoing, if after the effective date of termination of this Agreement, we receive payment on an account receivable and we are unable to apply the payment of such an account receivable because such account receivable was not listed by you on an assignment schedule of accounts receivable submitted by you to us prior to such effective termination date, you shall pay us a fee for each such remittance, the current amount of which is Fifty Dollars ($50.00). Your obligation to pay such fee shall survive the termination of this Agreement.

         You agree that any and all fees, costs, and expenses may be charged to the Factoring Account as incurred or billed to you, at our option. Our fees may be changed from time to time upon notice to you, including, without limitation, the amount of fees and the institution of new or alternative fees; however, our failure to give you such notice does not impair our ability to institute any such change.

         You will not assign to us and we will not purchase from you any accounts if the original terms of payment thereof are by credit card. If however the original terms of payment of an account purchased by us are not by credit card and we thereafter agree that the Customer may nevertheless pay us for such account by credit card, you agree to pay to us, and we may charge your Factoring Account with, all fees, charges and surcharges associated with any such credit card transaction.

         Upon the occurrence of an Event of Default, you agree to pay all fees, costs, and expenses, including, without limitation, reasonable attorney fees and legal expenses, incurred by us in enforcing or exercising any remedies under this Agreement or any other rights and remedies as allowed by law or equity.

         You  hereby  authorize  us to  disclose  such  information  as we  deem appropriate, in our sole discretion, to persons making credit inquiries about you. In the event we furnish you with information as to the credit standing of a Customer, such information shall be deemed to be privileged and confidential communications and shall not be given by you or your employees or representatives to such Customer or to any other person, party, or entity.

         In the event that you receive a commitment from an alternative lender or factor to provide a factoring and/or financing facility, we retain the right of refusal to match the structure of such facility for a period of sixty (60) calendar days.

26.      GENERAL; CONFIDENTIALITY:

         This Agreement contains the entire understanding between you and us and supersedes all prior negotiations, promises, agreements and representations, oral or written, except as expressly set forth herein. No provision of this Agreement may be waived or amended except by a writing signed by you and us. All sums due under this Agreement, and all sums calculated under this Agreement shall be in the lawful currency of the United States.

         This Agreement and the terms hereof are confidential and are not to be disclosed by you to any third party, other than attorneys and accountants representing you in connection with this Agreement, provided that they also agree to keep this Agreement and the terms hereof confidential.

27. NON-BINDING MEDIATION OF CUSTOMER DISPUTES:

         You agree that you will attempt to resolve disputes with any Customer on accounts receivable we have purchased from you pursuant to the terms of the FTC Commercial Corp. Non-Binding Mediation Rules in effect at the time of any such dispute.

28.      DEFINITIONS:

         "BANKRUPTCY CODE" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 ET seq.).

         "BUSINESS DAY" shall mean a day of the year on which commercial banks are not required or authorized to close in Los Angeles, California.

         "CUSTOMER" shall mean an account debtor located in the United States of America or Canada.

         "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

         "EFFECTIVE  DATE"  shall  have the  meaning  assigned  to such  term in
SECTION 16 of this Agreement.

         "PERMITTED LIENS" means (i) security interests, liens and encumbrances in connection with the accounts or any other Collateral in favor of third parties which are permitted pursuant to written interfactor or intercreditor agreements between such parties and us; (ii) security interests, liens and encumbrances in connection with taxes or other governmental charges, assessments or levies that are not delinquent, (iii) landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business that do not materially detract from the value of the property encumbered thereby, (iv) other liens the existence of which do not materially impair your operations in the ordinary course or the value of your assets taken as a whole, (v) minor imperfections of title, conditions, easements and reservations of rights, and (v) any inchoate liens for taxes.

         "PRIME RATE" shall mean the average money center bank prime lending rate as quoted in the Wall Street Journal, Western Edition, as may be adjusted from time to time, which such rate may not be the lowest or best lending rate made available by such banks.

         "UCC" shall mean the Uniform Commercial Code of California, as in effect from time to time.

         "WE" or "US" or "OUR": shall mean FTC Commercial Corp., a California corporation, and its successors and assigns.

         "YOU" or "YOUR" shall mean the person or entity identified on page 1 of this Agreement after the word "To" and its successors and assigns; provided that the foregoing shall not be deemed to affect SECTION 33 of this Agreement to any extent.


                                 10 of 13 pages

29.      NOTICES:

         All notices, requests and other communications to you or us hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable teletransmission or facsimile number as such party may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Business Days after such communication is deposited in the United States mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy or facsimile, when such telecopy or facsimile is transmitted to the number specified in this SECTION 29 and the appropriate confirmation is received, (iii) if given by a reputable overnight courier service, the Business Day after such communication is delivered to such courier service for overnight delivery, or
(iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this SECTION 29.

                  if to you,          J. Lindeberg USA, LLC
                                      150 W. Jefferson Blvd.
                                      Los Angeles, CA 90007
                                      Attn: Manager
                                      Telephone: (213) 745-2123
                                      Telecopy:  (213) 745-2032

                  and if to us,       FTC Commercial Corp.
                                      1525 S. Broadway
                                      Los Angeles, CA 90015
                                      Attn: Kenneth Wengrod
                                      Telephone:  (213) 745-8888
                                      Telecopy:  (213) 745-8887

30.      BANKRUPTCY CONSIDERATIONS:

         In addition to any other covenants made herein by you, you covenant that you will notify us of any bankruptcy filing (including bankruptcy petition under the United States Bankruptcy Code) or any assignment for the benefit of creditors by or against you or by or against any guarantor within twenty-four
(24) hours of any such filing. Failure to notify us of any such bankruptcy filing or assignment for the benefit of creditors within such twenty-four (24) hour period shall constitute an Event of Default.

         You acknowledge that this Agreement is a contract to extend debt financing or financial accommodations to or for your benefit within the meaning of 11 U.S.C. ss.365(c)(2) and, as such, may not be assumed or assigned. We shall be under no obligation tO purchase accounts under this Agreement from and after the filing of any voluntary or involuntary petition against you. However, we may, at our sole option, agree to provide post-petition financing to the debtor and/or debtor-in-possession after the filing of a voluntary or involuntary bankruptcy petition by or against you. Any such agreement to provide post-petition financing shall not obligate us to purchase accounts until such time as the Bankruptcy Court approves the post-petition financing agreement.

31.      REFORMATION   OR   SEVERABILITY   OF  INVALID   PROVISIONS;   HEADINGS;
         INTERPRETATIONS:

         If any provision of this Agreement should be held or found to be void, invalid, prohibited or otherwise unenforceable, such provision shall be reformed so as to be as close in effect as originally set forth herein but yet be valid and enforceable or, if reformation is not allowed, such provision shall be severed and ineffective to the extent of such prohibition, invalidity or unenforceability as if such provision were never set forth herein. Any such reformation or severance shall not invalidate or render unenforceable any other provision of this Agreement.

         All headings in this Agreement are inserted for convenience and shall not be considered part of this Agreement or be used in its interpretation.

         All references in this Agreement to the singular or a particular gender (or a neutral gender) shall be deemed to include the plural or the other gender (or a neutral gender) when the context so requires, and visa versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

32.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS:

         All agreements, representations, warranties and covenants made herein by you shall survive the execution and delivery of this Agreement and any bankruptcy proceedings involving you and shall continue in effect so long as any obligation and/or liability to us contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.

33.      ASSIGNABILITY:

         This Agreement shall be binding upon you and us and our respective heirs, legal representatives, successors and assigns, provided that you may not assign, transfer or delegate any of your rights or obligations hereunder without our prior written consent, which may be withheld in our sole discretion. Any such purported assignment, transfer or delegation without our consent shall be void. You acknowledge and agree that we may assign all or any portion of this Agreement, including, without limitation, assignment of our rights, benefits and remedies hereunder without any assignment or delegation of our duties, obligations or liabilities hereunder.

34.      INTEGRATED AGREEMENT; AMENDMENTS; WAIVERS:

         This Agreement shall replace and supersede any prior agreements between you and us. This Agreement and the documents identified or contemplated herein constitute the entire agreement between you and us as to the subject matter hereof and may not be altered or amended except by written agreement signed by you and us. No provision hereof may be waived by us except upon written waiver executed by us.


                                 11 of 13 pages

35.      JURY WAIVER:

         YOU AND WE EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ANY ACTION OR PROCEEDING ASSERTING ANY CAUSE OF ACTION, CLAIM, MOTION, THIRD PARTY CLAIM OR COUNTERCLAIM (COLLECTIVELY, "ACTIONS") ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER AGREEMENT BETWEEN YOU AND US, OR THE COLLATERAL. THIS WAIVER EXTENDS TO ALL SUCH ACTIONS, INCLUDING, WITHOUT LIMITATION, ACTIONS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN EITHER OF US, ACTIONS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US, AND ANY ACTIONS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, TORT OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

36.      REFERENCE PROVISION:

         a) You and we both prefer that any dispute between you and us be resolved in litigation subject to a Jury Trial Waiver as set forth in this Agreement and/or the other Factoring Documents (as defined below), but the California Supreme Court has held that pre-dispute Jury Trial Waivers not authorized by statute are unenforceable. This Reference Provision will be applicable until: (i) the California Supreme Court holds that a pre-dispute Jury Trial Waiver provision similar to that contained in the Factoring Documents (as defined below) is valid or enforceable; or (ii) the California Legislature enacts a statute which becomes law, authorizing pre-dispute Jury Trial Waivers of the type in the Factoring Documents and, as a result, such waivers become enforceable. In addition, this Reference Provision, if not already applicable as otherwise provided herein, will become applicable, if a Court, contrary to a choice of law provision contained in the Factoring Documents, holds that the laws of the State of California apply to the Factoring Documents.

         b) Other than (i) nonjudicial foreclosure of security interests in real or personal property, (ii) the appointment of a receiver, or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a "Claim") between you and us arising out of or relating to this Agreement or any other document, instrument or agreement between you and us (collectively in this SECTION 36, the "Factoring Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including, without limitation, the determination of whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Factoring Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where the real property, if any, is located or in a County or District where venue is otherwise appropriate under applicable law (the "Court").

         c) The referee shall be a retired Judge or Justice selected by mutual written agreement of the both you and us. If you and we do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and you and we agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

         d) You and we agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

         e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including your or our failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, neither you nor we shall be entitled to "priority" in conducting discovery, depositions may be taken by you or us upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by you and us shall be submitted to the referee whose decision shall be final and binding.

         f) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when you or we so request, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, you and we will equally share the cost of the referee and the court reporter at trial.

         g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on you and us and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision and pursuant to CCP ss.644 the referee's decision shall be entered by the Court as a judgment or an order in the same manner as if the action had beeN tried by the Court. The final judgment or order or from any appealable decision or order entered by the referee shall be fully appealable as provided by law. You and we reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

         h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between you and us that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply tO any such arbitration proceeding.


                                 12 of 13 pages

         i) YOU AND WE RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, YOU AND WE EACH KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN YOU AND US WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER FACTORING DOCUMENTS.


Yours very truly,                             Accepted on August 6, 2008:


         FTC COMMERCIAL CORP.                 J. LINDEBERG USA, LLC

         By:   /s/ Kenneth L. Wengrod         By:   /s/ Colin Dyne
               -------------------------            ----------------------------
         Name:  Kenneth L. Wengrod            Name:  Colin Dyne

         Title: President                     Title: Manager


                                 13 of 13 pages